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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Shareholders
The Santa Cruz Operation, Inc.:



We consent to incorporation by reference in the annual report on Form 10-K of The Santa Cruz Operation, Inc. of our reports dated October 23, 1998, except for
Note 7 which is as of December 11, 1998, relating to the consolidated balance sheet of The Santa Cruz Operation, Inc. and subsidiaries as of September 30, 1998, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the year ended September 30, 1998, and the related schedule, which reports appear or are incorporated by reference in the September 30, 1998 annual report on Form 10-K of The Santa Cruz Operation, Inc.


                                       /s/  PricewaterhouseCoopers  LLP


San Jose, California
December 23, 1998





The Board of Directors and Shareholders
The Santa Cruz Operation, Inc.:



We consent to incorporation by reference in the registration statement (No. 333-52299) on Form S-8 of The Santa Cruz Operation, Inc. of our report dated October 22, 1997, relating to the consolidated balance sheets of The Santa Cruz Operation, Inc. and subsidiaries as of September 30, 1997, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the years in the two-year period ended September 30, 1997, and the related schedule, which reports appear or are incorporated by reference in the September 30, 1998 annual report on Form 10-K of The Santa Cruz Operation, Inc.


                                       /s/  KPMG Peat Marwick  LLP


Mountain View, California
December 17, 1998